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Exhibit 8.1

February 28, 2014

NGL Energy Partners LP
6120 S. Yale Avenue, Suite 805
Tulsa, Oklahoma 74136

        Re:  Form S-3 Registration Statement

Ladies and Gentlemen:

        We have acted as special counsel to NGL Energy Partners LP, a Delaware limited partnership (the "Partnership"), in connection with the registration by the Partnership of common units representing limited partner interests in the Partnership (the "Units"). The Units are included in the Partnership's registration statement on Form S-3 filed by the Partnership with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), and the prospectus dated, subject to completion, February 28, 2014 (the "Prospectus,") with the Prospectus forming part of the Registration Statement.

        It is understood that the opinions set forth below are to be used only in connection with the registration of the Units. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent.

        This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Partnership as to factual matters through a letter certified by an officer of NGL Energy Holdings LLC, the general partner of the Partnership (the "Officer's Certificate"). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties and governing documents set forth in the Registration Statement. In rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification. For purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer's Certificate. Any inaccuracy in the various facts and assumptions and representation upon which we have relied may change our opinion.

        Our opinion relates only to the federal income tax matters addressed herein, and we express no opinion with respect to any other federal laws or any foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. Based on such facts, assumptions and representations and subject to the limitations set forth herein and in the Registration Statement and Officer's Certificate, the statements of legal conclusions contained in the discussion in the Registration Statement under the caption "Material U.S. Federal Income Tax Considerations" insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute the opinion of Winston & Strawn LLP as of the date of the Prospectus with respect to the material U.S. federal income tax matters set forth therein, excepting the representations and statements of fact of the Partnership and its general partner included in the discussion, as to which we express no opinion.

        This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. We assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date of the Prospectus. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any variation or difference in the facts from those set forth in the representations described above, including the Registration Statement and the Officer's Certificate, may affect the conclusions stated herein. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court.

        Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

        We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement on Form S-3 dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement, and to the reference of our firm in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,
/s/ Winston & Strawn LLP

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  Exhibit 8.1